Exhibit 99.1

Merchants Bancshares

Fourth Quarter 2015 Earnings

Friday, January 22, 2016, 9:00 A.M. Eastern

CORPORATE PARTICIPANTS Geoffrey Hesslink - CEO Eric Segal - Interim Principal Accounting Officer and Finance Officer Marie Thresher - COO

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PRESENTATION

Operator

Good morning and welcome to the Merchants Bancshares' Fourth Quarter 2015 Earnings Conference Call. All participants will be in listen only mode. Should you need assistance, please signal a conference specialist by pressing the star (*) key followed by zero (0). After today's presentation there will be an opportunity to ask questions.

To ask a question, you may press star (*) then one (1) on your telephone keypad; to withdraw your question, please press star (*) then two (2). Please note this event is being recorded. I would now like to turn the conference over to Eric Segal, Interim Principal Financial Officer for the forward-looking statement. Please go ahead, sir.

Eric Segal

Good morning. In this call, we will make forward-looking statements regarding future events, including our expectations for 2016. We caution you to consider the important risk factors that could cause the actual results to differ materially from those in the forward-looking statements made on this call. Additional risk factors include those in our press releases from January 21, 2016, and in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent 10-Q filings. We caution you against unduly relying on any forward-looking statements and disclaim any intent to update publicly any forward-looking statements, whether in response to new information and future events otherwise. I’d like to turn the call over to Geoffrey Hesslink, CEO of Merchants Bancshares.

Geoffrey Hesslink

Thank you, Eric, and good morning, everyone. Happy New Year and thanks for taking the time to join us on the call this morning. With me today are Marie Thresher, our Chief Operating Officer, and Eric Segal, our Interim Principal Accounting Officer and Finance Officer.

I’ll open with a few remarks. 2015 was a fine year for us. It was a successful year in many ways. By way of quick review, 2014 was the year of investment. We converted our core system and made numerous other investments in the Company and the team and these investments were intended to build a platform and position the Company for growth.

So, coming off the 2014 investments, we really had three main initiatives for 2015. The first was to grow our Vermont loan business, specifically our commercial loans. The second objective was to recognize the expected benefits of our new core system. Those benefits were enhanced customer service, as well as some operational efficiencies.

And the last main initiative for ‘15 was, we wanted to expand our marketplace by way of a bank acquisition. And entering the year, it was our expectation that if we had success with these initiatives, that 2015 would be a transformative year for us. Our performance would build throughout the year, we felt and believed, and it was our objective to end 2015 really well positioned for the future.

Look, we’re delighted to report that we’ve delivered on the three main initiatives and the expected results were recognized. We grew the Vermont loans, we grew the commercial loans 15% and you can see that and stopped solid and growth in our net interest income. We made great strides with our core system, service levels are high. There are a number of initiatives that enabled us to have just very well controlled operating costs throughout the year. And again, the performance is as we thought.

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Friday, January 22, 2016, 9:00 A.M. Eastern

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The Company's earnings in the second half of the year were significantly higher than the first half of the year and we're very pleased with how the Vermont business performed at the end of the year and the positioning, going forward.

On top of that, we close the NUVO transaction on December 4th. You may recall we do expect this acquisition to be modestly accretive to our earnings. So there’ll be some benefit there but the real value in this deal is the opportunity it provides us with the expansion to western Massachusetts. This transaction provides us the opportunity to grow our core businesses, our core competencies in new markets and there’s a real value opportunity there for the Company.

So, we look back and we sum it all up, the work we performed in 2015 made our Company better and we are well positioned for ‘16 and we’re confident that the benefits will carry forward. To conclude my prepared opening remarks, then I’ll you to Eric Segal who will talk a little bit about, he’ll give you a financial review of the quarter and the year and, in turn, Marie Thresher will talk a little bit about the NUVO acquisition, some of our expectations and plans there. And finally, I’ll provide a wrap up and including with that will be an outlook for 2016.

Eric Segal

Thank you, Geoff. Good morning. For the quarter, we have $2.31 million of net income, or $0.36, excuse me, per basic and diluted share. There’s a bit of noise in onetime events and merger activity in these results and adjusting out the larger items of merger expenses and retirement costs, that brings us to a core net income of $3.94 million, or $0.61 per basic and diluted share for the quarter, which is a result in line with our expectations.

The retirement incentive accruals were not paid last year, incentives were not paid last year and therefore the accrual was not made, also had about $900,000.00 to our non-interest expense line. For the full year, we ended with $12.62 million, or $1.98 per basic and diluted share.

I’ll talk about profitability ratios in a second, but just to note that with the NUVO transaction closing December 4th, we have less than a month of the NUVO net income in our P&L and 100% of the balance sheet, so it does impact our profitability ratios to some extent. ROI was 49 basis points and 71 basis points for the three months and year ended December 31, 2015, respectively. And this compares to 59 basis points and 73 basis points for the same periods.

ROE was 6.73% and 9.69% for the three months and year ended December 31, 2015, respectively and compared to 7.95% and 9.84% in 2014. I think it’s worth mentioning, although we can’t do the calculations for you, that calculating the full year profitability ratios using the Q4 core net income instead of the book net income of 2.31 might produce, depending on your calculations, competitive profitability ratios in line with our historical trends. And again, those onetime events and noise clutter up the quarter quite a bit.

On the balance sheet, we continue to carry large cash position, which we plan to use throughout the first quarter to fund loan growth and replace the higher cost CDs at NUVO and also to augment the investment portfolio. The NUVO acquisition added $150 million in loans and $132 million deposits into the balance sheet. We also acquired $2.7 million book value of nonperforming assets in the transaction. We believe that they carry appropriate credit marks and I know Geoff will talk about, more about those later in terms of how we are planning to deal with those.

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In terms of tangible equity, we are obviously impacted by the goodwill and core deposit intangibles, which are new to our balance sheet and which arose out of the acquisition. We don’t really see anything on the horizon that’s going to change our opinion that we’ve talked about before, about three and a half year earn back there from the NUVO transaction. And with that, I look forward to your questions later and I’ll turn it over to Marie Thresher to talk about operations and the rest of the bank.

Marie Thresher

Thanks, Eric. Good morning, everyone. The report on NUVO that I have is positive and straight forward and as a quick refresher, as Geoff mentioned, we closed on December 4th. A key part of our strategy when we were targeting a bank was how to entry into a new market and geography, also to have a strong asset generation platform and also to find skilled management that want to help grow the bank. The NUVO deal hits on each one of these targets.

We are now in Massachusetts, increasing our presence in New England markets. We have a strong business commercial focus, which is very attractive to us, that’s in our wheelhouse. We also have a knowledgeable management team in the community that wants to help us grow the business. So with these hits, since we have everything on target, we can now focus on maximizing our deal.

So going into 2016, we’ve got four key objectives. We will grow and invest in the business. We will also optimize our funding benefit. We have a strong core deposit base, which offers a low cost of funding to grow and meet the new loan demands. We’re also going to convert our core processing systems in the first half of the year and then, lastly, we will recognize the cost savings that we set out at the start of the deal.

The cost savings are going to be approached in a thoughtful and conservative manner that’s consistent with our bank culture. We are going to balance growing this bank and also trying to achieve the right operational efficiencies. So we’re well prepared for this and, as Geoff mentioned, we’ve laid a solid foundation to complete this work over the year. We’ve been working on this for year and a half in the background.

So, one of the key things about successfully converting our core system is that it makes us easy, it’s easy to scale as we acquire new business or we have an increase in our customer volume. So even with the addition of NUVO, we’ll have plenty of capacity to grow and be ready for future. This allows us to really focus on managing customer expectations and continue to look at our strong credit process and continue to be the solid bank that we are. So with that, I’m going to turn it over to Geoff for the 2016 outlook.

Geoffrey Hesslink

Thank you, Marie. Before jumping into that outlook, just a little color on the non-performing loans. So we had one loan in Vermont that migrated to non-accrual in the fourth quarter and as Eric mentioned, we acquired some non-accrual loans in the NUVO transaction. There’s no major change in the asset quality or problems. We have plans in place for all of these nonperforming credits and we expect to take make great progress on that number throughout the year and move it back down to more historical numbers for us.

So moving to 2016, in terms of the outlook, we anticipate growing the loan book 5% to 6%. That will be, again, focused in the commercial sector for us. The investments will hold pretty stable to where they begin the year. Marginally, envision in the 290 to 295 range. Asset yields have been the biggest challenge for us regarding the margin and they were the biggest challenge in 2015. We expect that pressure to continue in 2016, we expect there to be, continue to be intense competition for assets and pressure on the asset yield front.

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Offsetting this a little bit is we’re going to optimize the, we’re going to utilize our cash balances, we’ll grow our loan portfolio and we’re going to use some of the cash to fund our loan growth and we also have an opportunity to replace some of the CDs, the higher priced CDs that came about as a NUVO transaction with cash. So opportunity to use our cash will be accretive to our margin, we think, in 2016 and that’s how we expect it to land in that 290 to 295 range.

I will say that that margin outlook is based on stable interest rates, and when I say stable, rates that were towards the end of 2015. So, while we did not project or envision any benefit to the margin from a more favorable rate environment, conversely, we did not project a more challenging interest rate environment. And this, I suspect you all know, we’ve seen some, the Fed moving it short-end up and the falling end coming down a little bit, and then flattening yield curve, will absolutely present challenges and pressure our margin.

In terms of operating expenses, the best way to look at that is we expect a 2% growth on the combined expenses from our Vermont operation, NUVO operation. As you know, Marie mentioned, there are some operational cost saves factored in with, to the NUVO deal, but this is about growth, and that money will get spent in revenue producing positions.

Over time, we expect those revenue producing positions to be accretive to our profitability and our efficiency ratio, but that spending will contribute to 2% growth in the operating expenses. And last, on the tax rate, the tax rate will bump up a little bit, that really is a reflection of higher overall income levels. So that’s going to conclude our prepared remarks on ‘15 and how we see 2016 laying out. We’d be delighted to answer any questions you may have.

QUESTIONS AND ANSWERS

Operator

Thank you, Mr. Hesslink. We will now begin the question and answer session. To ask a question, you may press star (*) then one (1) on your telephone keypad. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star (*) then two (2).

And our first question will come from Alex Twerdahl of Sandler O'Neill. Please go ahead.

Alex Twerdahl

Hi, good morning.

Geoffrey Hesslink

Hi, Alex.

Alex Twerdahl

Couple of questions here. One, talking about the NUVO transaction a little bit and now that you’re in Western Massachusetts and Springfield, do you plan to allocate additional resources to that market to help support their growth. or is it really the guys that you acquired there are going to continue doing what they are doing but underneath your umbrella?

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Geoffrey Hesslink

No, we’re going to grow it, Alex, it’s, we’re going to make some investments in there and you’ll see that in the, as I’d mentioned, in the operating expenses. It’s all in our core competencies. We expect investments in commercial banking, mortgage banking, trust, government banking. As I mentioned before, when this deal was announced, there is 25% operational cost saves, but that money will get spent on the revenue side. This transaction is all about growth for us.

Eric Segal

And Alex, this is Eric Segal. We’re also anticipating that that growth will result in larger average loan size as we bring on increased competencies, have that look more like the historical Merchants Bank book, going forward, as it grows out.

Alex Twerdahl

Okay, and then just back to your margin commentary, you talked about replacing some higher cost CDs acquired with the deal and it looks like from the balance sheet that you brought on somewhere in the $50 million to $60 million range of CDs. Can you give us a sense for where those prices are? The pricing on those CDs are today versus your historical CD rates? And then also how quickly those will roll off?

Geoffrey Hesslink

Yes, sure, Alex, it's going to be a nice trade for us, Alex. So you're dead on, it's $50 million or $60 million that’s, I think, the average price and it's just under 120 basis points. So we'll move our cash into that and it rolls off pretty quickly, Alex. The lion's share of that will come in the first half of the year.

So again, that's why we allowed that cash to build in the fourth quarter. You saw that margin compression there. We're going to get some of that back as we use this cash to replace those expensive CDs.

Alex Twerdahl

Okay, and then just to clarify, Eric, in your prepared remarks, you were talking about $900,000.00 of incentive accruals, was that something that happened in the fourth quarter of 2015 that didn't happen in the fourth quarter of 2014 or can you just go through that again, maybe I missed it?

Eric Segal

Yes, let me break that out a little bit for you. The retirement cost that we referenced in the press release and the incentive accruals totaled to about $900,000.00. So that's 400 for the incentives and 500 for the retirement, 540 for the retirement cost. Neither of those happened in '14.

Alex Twerdahl

Okay.

Geoffrey Hesslink

And a way to look at that incentive accrual, Alex, is it was all in one quarter and it could be thought of as spread evenly across four quarters, as well.

Alex Twerdahl

Okay, thank you for clarifying that.

Geoffrey Hesslink

As you’re modeling out your expense run rate there.

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Alex Twerdahl

Okay, all right, that’s it for me right now. Thanks.

Geoffrey Hesslink

Hi, Alex, thank you.

Maria Thresher

Thank you.

Operator

The next question will come from David Bishop of FIG Partners. Please go ahead.

David Bishop

Hi, good morning, gentlemen.

Geoffrey Hesslink

Hi, David.

David Bishop

Hi, a quick question, just following up, in terms of the new market, Massachusetts/Vermont, are you noticing anything different in terms of on the pricing front on the loan side or deposits, as well, just curious how pricing shapes up as the two markets versus each other.

Geoffrey Hesslink

Very similar on both fronts. We don't see a measurable difference on deposit pricing or the loan pricing in the two markets. Again, if you looked at it that NUVO has the higher asset yield than Merchants Bank and that really speaks to Eric's comment, it speaks to mix of loans, when we’re in Western Massachusetts, we'll start to make some much bigger loans, which will have more competitive pricing and it’ll bring the average loan yields closer to what we see in Vermont. So no difference in pricing in the markets from what we see so far.

David Bishop

Got it, and then in terms of legacy loan growth, just sort of backing out the acquired loans, looks like organic loan growth cleared a little bit, just curious what drove the slowdown and maybe talk about the loan pipeline heading into the first half of 2016?

Geoffrey Hesslink

Yes, that’s a great question. All right, we grew just under 7% in 2015, 6.7% I think, was the loan growth. Again, driven by the commercial 15% growth in our commercial business in Vermont and that was off, it happened to be majority front-end loaded. It was slower in the second half of the year. That's not a reflection of any problem, David. We’ve got a nice pipeline entering 2016, in fact, some material deals that we expected to close in the end of '15, migrated into '16. So it's going to be 5% or 6%. We envisioned 5% or 6% loan growth for the year and it will be driven by that commercial sector.

David Bishop

Got it, and then just one final question, if you want tangible capital, you guys have always operated in this range here, you guys pretty comfortable with the capital levels relative to your growth prospects here?

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Geoffrey Hesslink

Yes, that tangible capital, that's the restricting capital measure for us, obviously, and we'd like to see it above 7%. We knew this transaction, the NUVO deal, was going to create some dilution there and that 3% dilution of that tangible capital, and it’s the 3.5 you earn back, that hasn’t changed.

We did have a change in a mark-to-market on our investment portfolio that impacted our tangible capital in the fourth quarter, but we're comfortable with it, I think that tangible capital reflects the low risk balance sheet that we run, but yes, it's our objective to move that back up again.

David Bishop

Great, thanks for the color, Geoff.

Geoffrey Hesslink

Thank you, David.

Operator

And as a reminder, if you would like to ask a question, please press star (*) then one (1).

The next question will come from Travis Lan of KBW. Please go ahead.

Travis Lan

Yes, thanks, good morning, everyone.

Geoffrey Hesslink

Hi, Travis.

Maria Thresher

Good morning.

Eric Segal

How are you?

Travis Lan

Most of the questions have been answered but I just wanted to ask a follow up on the expenses. Did the, I assume the incentive accruals and the retirement cost ran through the compensation line in the quarter, is that right?

Geoffrey Hesslink

Yes.

Maria Thresher

Yes.

Eric Segal

Yes.

Travis Lan

And then just getting a sense, I know you gave good guidance on taking Legacy, Merchants and NUVO, and saying 2% growth of that combined. When we’re thinking about the NUVO portion of that equation, is that cost save-adjusted NUVO or just the baseline kind of $1 million a quarter that they were running at?

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Eric Segal

Yes, the cost saves we announced when the deal was announced was related to NUVO’s expense run, right, so they’ve run roughly $4 million expense and it was the cost saves are model of 25% of that. But again, we’ll recognize some of that savings, but that money will be invested in growing the business, it’s just it’ll be a reallocation of that cost, really, is the way to think about that.

Travis Lan

Got it, okay, and then, changing gears, fee initiatives had been a goal heading into ’15. What is the outlook there? Is there the opportunity you think to put some of the products that you guys offer onto the NUVO customers and grow fees or just a broad outlook for fees?

Geoffrey Hesslink

So, Travis, I’m delighted you’ve asked that question because I am remiss. I forgot to provide an outlook on the fee growth. Yes, you’re spot on in every regard. We see 7% to 8% growth in that fee line for ’16, that’s our outlook.

Travis Lan

Great.

Geoffrey Hesslink

That’ll be across the board and eventually we’ll get a little more traction in our mortgage business. But, yes, selling commercial services in western Massachusetts and right across the board we expect to have growth in the fee businesses.

Travis Lan

Great, and the last one is just on the mortgage business. Do you guys see any impact from TRID in the quarter on the expense side or the pace of volumes?

Geoffrey Hesslink

We’re TRID-compliant, we can tell you that, and I’m not going to blame any of our performance on a regulation, it’s a competitive business, volumes are down and we’re fighting for those commodity products like everyone else, so I don’t think we can look to that and use that as an explanation for our business, any impact on our business scale.

Travis Lan

All right, thank you, guys, very much.

Geoffrey Hesslink

Thanks, Travis.

Operator

Sorry. Our next question will come from Matthew Breese of Piper Jaffray. Please go ahead.

Matthew Breese

Good morning, everybody.

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Geoffrey Hesslink

Hi, Matt.

Maria Thresher

Good morning.

Matthew Breese

I just wanted to get a little bit more clarification on the margin and its trajectory. So to be clear, as the CDs roll over and cash is deployed, we’ll see that margin creep up as the year progresses, correct?

Geoffrey Hesslink

You bet. That 2.90 to 2.95 is what we expected to average for the year and yes, you’ll see it. Our expectation is that that margin will grow throughout the year quarterly, we’ll, as we invest that cash into loans and replace the CDs, so it will be incrementally and markedly improved throughout the year.

Matthew Breese

And is there any impact from accretable yields?

Geoffrey Hesslink

You know what? There is very little factored in for yield accretion from that NUVO pooled loan book. So, I’m going to tell you very little factored in on that front, Matt.

Matthew Breese

So more or less core margin trajectory upwards throughout the year?

Geoffrey Hesslink

Yes.

Matthew Breese

Okay. Also, I know you said the tax rate will bump up a bit. Can you be a little bit more specific as to what it might bump up to in 2016?

Eric Segal

Yes, Matt, we’re currently running effective tax rate around 20, we’re looking 25, 27.

Matthew Breese

Okay and is any of that related to your ability to find tax credit investments and how is that pipeline?

Eric Segal

Spot on. We are, I’ve only been here a few weeks but we’re on a mission to find tax credit investments. We’re going to be working on a tax, on a strategy to actually find those. But assuming that we have modest success where, that’s why we’re up in the 25, 27 range.

Matthew Breese

Okay.

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Geoffrey Hesslink

That market’s more competitive, Matt, the tax credit market, there are more buyers, the pricing is tighter.

Matthew Breese

And will that be an immediate bump to 25%, come the first quarter?

Geoffrey Hesslink

No.

Matthew Breese

I’m sorry, I missed that, was that a yes?

Geoffrey Hesslink

No, that’s a no.

Matthew Breese

Okay, so it will be a gradual increase towards those levels.

Geoffrey Hesslink

Yes.

Matthew Breese

Okay and then, Geoff, I was hoping to, could you give us an update on the CFO search and when you hope to have a permanent replacement in-house?

Geoffrey Hesslink

Sure, it’s hard to predict that. What we can tell you is, so we have Eric Segal here, as you’ve heard from him today, and so he is acting as an Interim Principal Accounting Officer and Finance Officer, so we’re pleased to have him here and delighted with the team.

I really can’t predict it, Matt. We’ll, I’d tell you we’ll get, we’re going to get some help, we’re going to use a recruiting firm and we’re going to hopefully attract a deep candidate pool, but I just can’t envision, I can’t predict for today, we’re just at the very beginning of that process and I can’t predict for you how long it might take. I just don’t know.

Matthew Breese

Okay, understood. And then my last question. What’s a good average diluted share count to use for the first quarter of 2016?

Geoffrey Hesslink

I’m sorry, could you repeat that?

Matthew Breese

What’s a good average diluted share count to use for the first quarter?

Geoffrey Hesslink

Do you have that number, Eric, or do you not have that number? Matt, can we get back to you with that? I think, Matt, we’ll have to get back to you on that.

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Friday, January 22, 2016, 9:00 A.M. Eastern

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Matthew Breese

No problem. That’s all I had, thank you.

Operator

And our next question is a follow-up from David Bishop of FIG Partners. Please go ahead.

David Bishop

Yes, I just had a quick follow-up, maybe some more color on the Legacy Vermont non-accrual loan that went on to non-accrual, if you had some color on that credit?

Eric Segal

Sure, it’s a piece of investment in commercial real estate, again pretty modest, it’s the highest, given the size of our Company, just things have happened and it will, again, resolution plans are in place and we expect some material progress on our entire non-accrual loan. Plans are in place to get that number down.

Geoffrey Hesslink

That Vermont piece is less than $1 million. [multiple voices] The noise that comes in our non-accruals is mostly about the numbers of loans that we’ve never had before and not about the dollar value, small dollars relative to our size, but the bank has never experienced a significant uptick in non-accruals, so we want to report it.

Eric Segal

It did seem the perspective that with NUVO acquisition, there are two main credits that represent the large majority of the non-accrual loans, and again, plans are in place for those two.

David Bishop

Got it, thank you.

Eric Segal

Thank you.

Operator

At this time, we will conclude the question-and-answer session. I would like to hand the conference back over to Mr. Hesslink for his closing remarks.

CONCLUSION

Geoffrey Hesslink

Well, thank you all again for your time this morning and thank you for your support. Thank you for your investment in our Company and we wish you all a great start to the year and look forward to connecting with you again in 90 days. Thank you.

Operator

To access a replay of this conference, you may dial 1-877-344-7529 or 1-412-317-0088 beginning at approximately 11:00 AM Eastern today. You will be prompted to enter a conference number which will be 10068671. Please record your name and company when joining. The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

Merchants Bancshares

Friday, January 22, 2016, 9:00 A.M. Eastern